Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-99638, 333-25277, 333-40307, 333-32318, 333-41384, 333-53776, 333-57378, 333-73982, 333-100837, 333-109627, 333-113200, 333-119640, 333-125448, 333-128098, 333-133564, 333-138337, 333-139835, 333-147034, 333-149375, 333-154867, 333-162696, 333-167619, 333-170089, 333-172081, 333-178213, 333-184259, 333-185216, 333-186967, 333-192564, 333-200586, 333-208309, 333-209570, 333-214886, 333-219061, 333-220230, 333-221809, 333-228464, 333-232187, 333-234762, 333-248480, 333-259520, 333-261465, 333-265648, 333-274538, and 333-283446 on Form S-8 and Registration Statement Nos. 333-26163, 333-74979, 333-41386, 333-253726, 333-223154, 333-208311, 333-185217, and 333-277522 on Form S-3 of our reports dated June 9, 2025, relating to the financial statements of NetApp, Inc. and the effectiveness of NetApp, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended April 25, 2025.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina

June 9, 2025